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                                                                EXHIBIT 22.1

                              BMC SOFTWARE, INC.
                                SUBSIDIARIES

                                       JURISDICTION OF
       NAME                             INCORPORATION
       ----                            ---------------

BMC Software (AUST.) Pty. Ltd.         AUSTRALIA

BMC Software A/S                       DENMARK

BMC Software France                    FRANCE

BMC Software GmbH                      GERMANY

BMC Software Srl                       ITALY

BMC Software Japan Ltd.                JAPAN

BMC Software, Limited                  UNITED KINGDOM

BMC Software, (Spain)                  SPAIN

BMC Software FSC, Inc.                 U.S.A.

BMC Real Properties, Inc.              U.S.A.

BMC Software Services, Inc.            U.S.A.

BMC Software Education, Inc.           U.S.A.

BMC Software Distribution B.V.         NETHERLANDS

BMC Software B.V.                      NETHERLANDS

BMC Software Investment B.V.           NETHERLANDS

BMC Software Cayman, LDC               GRAND CAYMAN ISLANDS

Patrol Software, Inc.                  U.S.A.

Patrol Texas, Inc.                     U.S.A.

Patrol Software Pty. Ltd.              AUSTRALIA